UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
____________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  December 11, 2007

NYFIX, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-21324	06-1344888
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Wall Street, 26th Floor, New York, New York  10005
(Address of principal executive offices)

Registrant’s telephone number, including area code: 646-525-3000

______________________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) As previously reported by NYFIX, Inc. (the “Company”) in a Form 8-K filed on October 9, 2007, the Board of Directors of the Company, on October 2, 2007, adopted the NYFIX, Inc. 2007 Omnibus Equity Compensation Plan (the “2007 Plan”), which provides for stock-based awards to employees (including foreign employees), certain consultants, and non-employee directors.  The 2007 Plan permits awards covering a total of 9,450,000 shares (plus unused shares under prior plans) and restricts subsequent awards under the  NYFIX, Inc. 2001 Stock Option Plan and the Javelin Technologies, Inc. 1999 Stock Option/Stock Issuance Plan, effective upon stockholder approval of the 2007 Plan.  The 2007 Plan limits the number of shares that may be issued under incentive stock options to 5,000,000 shares and limits the number of shares that may be issued to any one individual during a consecutive 12-month period to awards in respect of 5,000,000 shares.  The 2007 Plan was filed as Exhibit 10.2 to the Form 8-K filed by the Company on October 9, 2007 and the foregoing summary is qualified by reference to the 2007 Plan.

On December 11, 2007, the stockholders of the Company approved the 2007 Plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 13, 2007	NYFIX, INC.

	By:	/s/ Steven R. Vigliotti
Name: Steven R. Vigliotti
Title: Chief Financial Officer

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